SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 8, 2006

Date of report (Date of earliest event reported)

GANDER MOUNTAIN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-50659	41-1990949
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Fifth Street, Suite 1300 Saint Paul, Minnesota	55101
(Address of Principal Executive Offices)	(Zip Code)

(651) 325-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

Note Amendment

On December 8, 2006, we agreed with the purchaser of our $20.0 million floating rate convertible subordinated note due August 15, 2010 (the “Note”), to amend and restate the Note in order to eliminate the right to convert the Note into shares of our common stock and to eliminate the floating rate feature of the Note and fix the interest rate at 6.75 percent per year, a reduction of 25 basis points from the previously applicable interest rate.  The original purchaser of the Note was a trust, the current beneficiary of which is David C. Pratt.  Mr. Pratt was elected to our board in August 2005 and resigned on December 8, 2006 prior to the submission of the request to amend the Note in order to facilitate our consideration of the proposal.  Following the amendment of the Note, the trust assigned the Note to a newly formed limited liability company managed by Mr. Pratt and comprised of certain Pratt family trusts, the current beneficiaries of which are Mr. Pratt or members of his immediate family (the “Pratt LLC”). The Note will be surrendered to us and cancelled as partial payment for the Shares (as defined below) sold in the Stock Purchase (as defined below).

Stock Purchase

On December 11, 2006, we entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which we agreed to sell 5,701,255 shares of our common stock (the “Shares”) to the Pratt LLC for an aggregate purchase price of $50.0 million, or $8.77 per share (the “Stock Purchase”).  The per share price of the Stock Purchase is equal to the closing market value per share of our common stock on December 11, 2006, defined by NASDAQ Stock Market rules as the closing bid price on such date.  The purchase price for the Shares will be paid by surrendering the Note for cancellation of the $20 million in principal due thereunder and by delivering cash for the balance of the purchase price.  The net proceeds from the Stock Purchase, after deducting the estimated offering expenses payable by us, are expected to be approximately $49.5 million.  The funding of the transaction and issuance of the Shares will occur on December 13, 2006.  A copy of the Stock Purchase Agreement is filed as Exhibit 10 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

The Shares will not be registered under the Securities Act of 1933 upon issuance.  We offered and sold the Shares to the purchaser in reliance on the exemption from registration provided by Rule 506 promulgated under Regulation D.  We relied on this exemption from registration based in part on representations made by the purchaser in the Stock Purchase Agreement.

We provided certain registration rights to the purchaser under the Stock Purchase Agreement.  Under the Stock Purchase Agreement, we have agreed to file a shelf registration statement for resales of the Shares within 365 days of the closing date of the Stock Purchase.  We are further obligated to use our best efforts to cause the shelf registration statement to become effective under the Securities Act of 1933 within 420 days after the closing date of the Stock Purchase (480 days in the event of a full review of the shelf registration statement by the Securities and Exchange Commission).

The Shares will not be registered under the Securities Act of 1933 upon issuance and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

On December 12, 2006, effective immediately following completion of the Stock Purchase on December 13, 2006, our board elected Mr. Pratt chairman of the board and he was appointed to the compensation committee and the governance and nominating committee of the board of directors.

Item 1.02.              Termination of a Material Definitive Agreement

On December 13, 2006, in connection with the completion of the Stock Purchase and pursuant to the terms of the Stock Purchase Agreement, the Note Purchase Agreement, dated August 16, 2005 and pursuant to which the Note was originally issued (the “Note Purchase Agreement”), will be terminated and the Note will be surrendered to us for cancellation.  Termination of the Note Purchase Agreement and cancellation of the Note will not result in any termination or prepayment penalties to us.  Termination of the Note Purchase Agreement will eliminate certain “standstill” and resale obligations of the purchaser of the Note and its affiliates affecting their ability to seek transactions with us and purchase or sell our common stock in the future.  The information provided in Items 1.01 and 5.02 is incorporated into this Item 1.02 by reference.

Item 3.02.              Unregistered Sales of Equity Securities

The information provided in Item 1.01 under the heading “Stock Purchase” is incorporated into this Item 3.02 by reference.

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 8, 2006, David C. Pratt resigned as a member of our board of directors.  On December 12, 2006, effective immediately following completion of the Stock Purchase on December 13, 2006, our board elected Mr. Pratt chairman of the board and he was appointed to the compensation committee and the governance and nominating committee of the board of directors.  Mr. Pratt’s resignation from our board of directors on December 8, 2006 was not the result of a disagreement on any matter relating to our operations, policies or practices.  The information provided in Item 1.01 is incorporated into this Item 5.02 by reference.

Item 7.01.                                        Regulation FD Disclosure

We issued a press release dated December 12, 2006 in connection with the matters discussed in this report on Form 8-K.  This press release is furnished as Exhibit 99 to this report on Form 8-K and incorporated by reference into this Item 7.01.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

10                                    Stock Purchase Agreement, dated December 11, 2006, by and between the registrant and the purchaser named therein

99                                    Press release dated December 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANDER MOUNTAIN COMPANY

Date: December 12, 2006	/s/ Dennis M. Lindahl
Dennis M. Lindahl
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

10	Stock Purchase Agreement, dated December 11, 2006, by and between the registrant and the purchaser named therein	Filed Electronically
99	Press Release dated December 12, 2006	Filed Electronically